Exhibit 99.1

AMENDED AND RESTATED

JOINT FILING AGREEMENT

February 12, 2021

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) this joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock of BRP Group, Inc., par value $0.01 per share, and (ii) that this Amended and Restated Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

L. LOWRY BALDWIN

By:	/s/ L. Lowry Baldwin
Name: L. Lowry Baldwin

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:	/s/ L. Lowry Baldwin
Name: L. Lowry Baldwin
Title: Manager

MILLENNIAL SPECIALTY HOLDCO, LLC

By:	/s/ James M. Roche
Name: James M. Roche
Title: Managing Partner

ELIZABETH H. KRYSTYN

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST I DATED SEPTEMBER 30, 2019

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn
Title: Sole Trustee

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST II DATED SEPTEMBER 30, 2019

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn
Title: Sole Trustee

ELIZABETH H. KRYSTYN 2020 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2020

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn
Title: Sole Trustee

LAURA R. SHERMAN

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman

LAURA R. SHERMAN GRAT 2019-1 DATED SEPTEMBER 30, 2019

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman
Title: Sole Trustee

LAURA R. SHERMAN GRAT 2019-2 DATED SEPTEMBER 30, 2019

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman
Title: Sole Trustee

THE LAURA R. SHERMAN GRAT 2020-1, DATED SEPTEMBER 30, 2020

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman
Title: Sole Trustee

TREVOR L. BALDWIN

By:	/s/ Trevor L. Baldwin
Name: Trevor L. Baldwin

KRISTOPHER A. WIEBECK

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck

KRISTOPHER A. WIEBECK 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Sole Trustee

KRISTOPHER A. WIEBECK 2020 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2020

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Sole Trustee

JOHN A. VALENTINE

By:	/s/ John A. Valentine
Name: John A. Valentine

JOHN A. VALENTINE 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:	/s/ John A. Valentine
Name: John A. Valentine
Title: Sole Trustee

JOHN A. VALENTINE 2020 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2020

By:	/s/ John A. Valentine
Name: John A. Valentine
Title: Sole Trustee

DANIEL A. GALBRAITH

By:	/s/ Daniel A. Galbraith
Name: Daniel A. Galbraith

DANIEL A. GALBRAITH 2020 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2020

By:	/s/ Daniel A. Galbraith
Name: Daniel A. Galbraith
Title: Sole Trustee

BRADFORD L. HALE

By:	/s/ Bradford L. Hale
Name: Bradford L. Hale

JOSEPH D. FINNEY

By:	/s/ Joseph D. Finney
Name: Joseph D. Finney

CHRISTOPHER J. STEPHENS

By:	/s/ Christopher J. Stephens
Name: Christopher J. Stephens

JAMES ROCHE

By:	/s/ James M. Roche
Name: James M. Roche

HIGHLAND RISK SERVICES LLC

By:	/s/ Brian G. Daly
Name: Brian G. Daly
Title: President

BRIAN G. DALY

By:	/s/ Brian G. Daly
Name: Brian G. Daly